UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

First Liberty Power Corp. (the “Company”) announces that it has completed negotiations to obtain majority interests in key subsidiaries.

The Company has reached an agreement, in principle, to acquire the controlling interest of Stockpile Reserves LLC, Central Nevada Processing Co. LLC and SG8 Exploration LLC (collectively the “LLC Companies”) from the three major shareholders of the LLC Companies in an all-stock transaction, with the maximum consideration for a 100% interest in the LLC Companies not to exceed 15,000,000 shares of the common stock of First Liberty Power. The remaining minor shareholders of the LLC Companies will be provided an opportunity to divest of their interests on the same terms.  First Liberty presently holds a 50% interest in the LLC Companies, and will hold at least an 86.5% / 94% / 94%, and up to a 100% interest, respectively upon conclusion of the transactions.

Additional details are disclosed in the press release filed herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: July 21, 2014	By:	/s/ Donald Nicholson
	Name:	Donald Nicholson
`	Title:	President & CEO